SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE

NEW YORK 10036-6522

________

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

December 19, 2006

Deutsche Bank Trust Company Americas, as Depositary 60 Wall Street New York, New York 10005
RE:	American Depositary Shares evidenced by American Depositary
Receipts for deposited ordinary shares of Wolters Kluwer N.V.

Ladies and Gentlemen:

We have acted as special New York counsel to Deutsche Bank Trust Company Americas (the "Depositary"), a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG, and Wolters Kluwer N.V. (the "Company"), a corporation organized under the laws of The Netherlands, in connection with the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") of the Registration Statement on Form F-6 (the "Registration Statement") relating to the above-entitled American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"), each ADS representing an ordinary share of Wolters Kluwer N.V. Capitalized terms used herein that are not herein defined shall have the meanings assigned to them in the Amended and Restated Deposit Agreement (the "Deposit Agreement") among the Depositary, the Company, and all holders from time to time of ADRs issued thereunder, the form of which is filed as Exhibit (a) to the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

December 19, 2006

(i)	the Registration Statement;
(ii)	the form of the Deposit Agreement; and
(iii)	the Form of Face and Reverse of Receipt, attached as Exhibit A to the Deposit Agreement.

In rendering the opinions set forth herein, we have assumed that:

(a)

the Deposit Agreement, when duly authorized, executed and delivered by the Company and the Depositary, will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms;

(b)	the relevant Deposited Securities will have been duly deposited with a Custodian under and in accordance with all applicable laws and regulations;
(c)	the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of The Netherlands; and
(d)

insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the effect of the laws of any other jurisdiction on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when (i) the Registration Statement has been declared effective by the Commission, (ii) the Deposit Agreement has been duly executed and delivered in the form included in the Registration Statement and (iii) ADRs evidencing the ADSs covered by the Registration Statement are issued in accordance with the terms of the Deposit Agreement, the ADSs will be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

We hereby consent to the filing of this opinion with the Commission as Exhibit (d) to the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly

December 19, 2006

stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate,

Meagher & Flom LLP